EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP


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                                                                     May 4, 1998






EXOGEN, INC.
10 Constitution Avenue
P.O. Box 6860
Piscataway, New Jersey  08855

         Re:      Exogen, Inc. (the "Company")
                  Registration Statement for Registration
                  of an Aggregate of 800,000 Shares of Common Stock


Ladies and Gentlemen:

         We  refer  to  your   registration  on  Form  S-8  (the   "Registration
Statement") under the Securities Act of 1933, as amended, of (i) 600,000 additional shares of the common stock ("Common Stock") of Exogen, Inc. (the "Company") issuable under the Company's 1995 Stock Option/Stock Issuance Plan, (the "Option Plan") and (ii) 200,000 additional shares of Common Stock issuable under the Employee Stock Purchase Plan (the "Purchase Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Option Plan and the Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,


                                              /s/BROBECK, PHLEGER & HARRISON LLP
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                                              BROBECK, PHLEGER & HARRISON LLP